EXHIBIT F TO THE
CREDIT AGREEMENT


	FORM OF INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT


		This INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of May 7, 1997, among UNITED PARCEL SERVICE OF AMERICA, INC., a Delaware corporation (the "Company"), and UNITED PARCEL SERVICE, INC., a New York corporation, UNITED PARCEL SERVICE, INC., an Ohio corporation, and UNITED PARCEL SERVICE CO., a Delaware corporation (each, a "Guarantor" and collectively, the "Guarantors").

		Pursuant to the Amended and Restated Credit Agreement (364-Day Facility) dated as of May 7, 1997 (the "Credit Agreement"; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Company, the Lenders parties thereto, Citicorp
Securities, Inc. and NationsBanc Capital Markets, Inc., as Co-Arrangers, NationsBank, N.A. (South), as Documentation Agent, and Citibank, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders, the
Lenders have agreed to make certain Advances to the Company. Pursuant to the Guaranty (364-Day Facility) dated as of May 7, 1997 (the "Guaranty") made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, the Guarantors have guaranteed the Guaranteed Obligations (as defined in the Guaranty), including repayment of Advances and the other obligations of the Company under the Credit Agreement.

		The Company and the Guarantors desire to enter into the indemnification, subrogation and contribution agreements set forth below with respect to the Guaranty.

		Accordingly, the Company and the Guarantors agree as follows:

		SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Company agrees that (a) in the event a payment shall be made by any Guarantor under the Guaranty, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy a claim of any Lender or any Agent, the Company shall indemnify such Guarantor in an amount equal to the greater of (i) the book value and (ii) the fair market value of the assets so sold.

		SECTION 2.  Contribution.  Each Guarantor agrees (subject to
Section 3) that in the event a payment shall be made by any Guarantor under the Guaranty or assets of any Guarantor shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy a claim of any Lender or any Agent and such Guarantor (the "Claiming Guarantor") shall not have been indemnified by the Company as provided in
Section 1, each other Guarantor (a "Contributing Guarantor") shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of (i) the book value and (ii) the fair market value of such assets, as the case may be, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate of the net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

		SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 shall be fully subordinated to the final and indefeasible payment and performance in full of the Guaranteed Obligations. In furtherance of the foregoing, each Guarantor agrees that it will not exercise any rights against the Borrower under, or receive any payments in respect of amounts owing under, Sections 1 and 2 during the existence of an Event of Default.

		SECTION 4. Modification and Termination. This Agreement may be modified or terminated only by an instrument in writing executed by each of the parties hereto, and then only with the prior written consent of the Required Lenders; provided, however, that in the event the Guaranty of any Guarantor is released or terminated for any reason, the obligations and rights of such Guarantor hereunder shall forthwith terminate and such Guarantor shall cease to be a Guarantor for all purposes of this Agreement.

		SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

		SECTION 6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

							UNITED PARCEL SERVICE OF
						   AMERICA, INC.

								By
		Name:
		Title:


	UNITED PARCEL SERVICE, INC., a
			New York corporation


	By
			Name:
			Title:


	UNITED PARCEL SERVICE, INC.,
an 		Ohio corporation


	By
_________________________________
			Name:
			Title:


	UNITED PARCEL SERVICE CO., a
	Delaware corporation


	By
			Name:
			Title: